Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-106717) of our report dated March 8, 2006 with respect to the consolidated financial statements of TVI Corporation, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2005.

                                         /s/ Stegman & Company

Baltimore, Maryland

March 10, 2006